Exhibit 4.2

Guaranty

This Guaranty is made and entered by Allied Nevada Gold Holdings LLC, a Nevada limited liability company, Allied VGH Inc., a Nevada corporation, Allied VNC Inc., a Nevada corporation, Hycroft Resources & Development, Inc., a Nevada corporation, Victory Exploration Inc., a Nevada corporation, and Victory Gold Inc., a Nevada corporation, ANG Central LLC, a Nevada limited liability company, ANG Cortez LLC, a Nevada limited liability company, ANG Eureka LLC, a Nevada limited liability company, ANG North LLC, a Nevada limited liability company, ANG Northeast LLC, a Nevada limited liability company and ANG Pony LLC, a Nevada limited liability company (each a “Guarantor” and collectively “Guarantors”).

A. Each Guarantor is an affiliate of Allied Nevada Gold Corp., a Delaware corporation (“Issuer”).

B. Issuer, as issuer, the Guarantors, as guarantors, and the underwriters named therein are parties to that certain underwriting agreement dated May 22, 2012 (as from time to time amended, supplemented, replaced or restated, the “Underwriting Agreement”), pursuant to which Issuer agrees to sell to such underwriters C$400,000,000 aggregate principal amount of 8.75% Senior Unsecured Notes due 2019 (the “Initial Notes” and, together with any other notes issued pursuant to the Note Indenture (as defined below), the “Notes”) to be issued pursuant to an indenture dated as of May 25, 2012 (as from time to time amended, supplemented, replaced or restated, the “Note Indenture” and, together with the Notes, the “Transaction Documents”) between the Issuer and Computershare Trust Company of Canada, as Trustee.

B. As a condition precedent to completing the issuance and sale of the Notes, Guarantors are required to guarantee payment of all present and future Obligations of Issuer under the Transaction Documents.

C. The Guarantors’ execution and delivery of this Guaranty is a condition to the completion of the transactions evidenced by the Underwriting Agreement and the Note Indenture and the other Transaction Documents and each Guarantor acknowledges that it will benefit from Issuer’s execution, delivery and performance of such documents.

In consideration of the mutual promises contained in the Note Indenture, this Guaranty and the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, and for the purpose of guaranteeing and securing payment of all present and future Obligations under the Transaction Documents, in consideration of the obligations and rights of the parties, and for the purposes described in this Guaranty the parties agree as follows:

1. Definitions. The terms defined in the Note Indenture shall have the same meaning in this Guaranty.

2. Guaranty. Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees the payment of all present and future Obligations of Issuer under the Transaction Documents (collectively, the “Guaranteed Obligations”). This Guaranty is absolute, irrevocable, primary and unconditional, irrespective of the validity and enforceability of any Transaction Document or the Obligations of the Issuer thereunder, the absence of any action to enforce the same, any waiver or consent by the Trustee or any Holder with respect to any provisions of any Transaction Document, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of or by a guarantor or surety. Subject to the limitation of the Guarantors’ liabilities and Obligations contained in this Guaranty, if for any reason any sums are not paid when due, each Guarantor shall immediately pay the same in accordance with the terms of the Transaction Documents, regardless of: (a) any defenses or rights of setoff or counterclaims which any Guarantor may have or assert; (b) whether Trustee or any Holder has taken any steps to enforce any rights against Issuer or any Guarantor or any other remedy as a result of the default of Issuer; and (c) any other condition or contingency. This Guaranty is a guaranty of payment and not merely of collectibility.

3. Limitation on Guarantor Liability. Each Guarantor hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor under this Guaranty not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, Canadian, provincial or state law to the extent applicable to this Guaranty. To effectuate the foregoing intention, the Trustees, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Guaranty, result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under this Guaranty shall be entitled upon payment in full of all Guaranteed Obligations to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

4. No Impairment of Guaranty. Each Guarantor’s agreements, covenants, duties and obligations under this Guaranty shall in no way be affected or impaired by reason of the occurrence of any of the following events: (a) the waiver by Trustee or any Holder on behalf of the noteholders of the performance or observance by Issuer of any term of any Transaction Document; (b) the extension, in whole or in part, of the time for payment by Issuer of any sums owing or payable under any Transaction Document; (c) alteration or modification (whether material or otherwise) of any of the Guaranteed Obligations; (d) any delay, failure or inability on the part of or omission by Trustee or any Holder to assert, enforce, exercise any right, title or remedy conferred on or available to Trustee or any Holder in or under any Transaction Documents (including this Guaranty); (e) any failure by Trustee or any Holder to file or enforce any claim against the estate (in administration, bankruptcy or otherwise) of Issuer or others; (f)

the fact that recovery from Issuer or any other person is barred by any statute of limitations or for any other reason; (g) any change in the relationship between any Guarantor and the Issuer; or (h) termination of any Transaction Document or any assignment, conveyance, sale or transfer by the Trustee or any Holder of any or all of its rights in or under any Transaction Document.

5. Continuing Guaranty. This Guaranty is a continuing guarantee and will not be discharged until payment in full of all of the Guaranteed Obligations and cancellation of this Guaranty by Trustee or any Holder. No payment made by any other person other than Guarantor in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of any Guarantor under this Guaranty until termination of this Guaranty.

6. Effectiveness; Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective upon the bankruptcy, dissolution, insolvency, liquidation or reorganization of the Issuer or any Guarantor, or upon or as a result of the appointment of a conservator, intervener or receiver of, or trustee or similar officer for, the Issuer or any Guarantor or any substantial part of the Issuer or any Guarantor’s property, or otherwise, all as though such payments had not been made. If at any time payment of any of the Guaranteed Obligations is, pursuant to applicable law, rescinded, reduced in amount or must otherwise be restored or returned by Trustee or any Holder, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, this Guaranty shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7. Merger. This Guaranty shall not be affected by any change in the name of any Guarantor or by the acquisition of any Guarantor’s business by any company, firm or person, or by any amalgamation, consolidation or merger of any Guarantor with any other company, or by any dissolution or liquidation of any Guarantor, but shall continue to apply to all of the Guaranteed Obligations.

8. Beneficiaries’ Rights. Trustee or any Holder may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to any Guarantor, without impairing or releasing the obligations of any Guarantor under this Guaranty, upon or without any terms or conditions and in whole or in part:

a. Change the manner, place or terms of payment or performance of, or change or extend the time of payment or performance of, alter or renew, any of the Guaranteed Obligations, or any liability incurred directly or indirectly in respect of any of the Guaranteed Obligations, and this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, altered or renewed.

b. Exercise or refrain from exercising any rights against Issuer, any Guarantor or others or otherwise act or refrain from acting.

c. Release or substitute any one or more of Issuer and the Guarantors.

d. Compromise or settle any of the any Guaranteed Obligations or any liability incurred directly or indirectly in respect of any of the Guaranteed Obligations, and subordinate the payment or performance of all or any part of the Guaranteed Obligations to the payment or performance of any liability of Issuer or and any Guarantor to creditors other than Trustee.

e. Apply any sums paid by any person, regardless of how realized, to any liability or liabilities of Issuer or any Guarantor to Trustee or such Holder regardless of what other liabilities of Issuer or any Guarantor remain unpaid.

f. Consent to or waive any breach of, or any act, omission or default under, any of the Transaction Documents.

g. Act or fail to act in any manner referred to in this Guaranty which may deprive any Guarantor of its right to subrogation against Issuer to recover full indemnity for any payments made pursuant to this Guaranty.

9. Guarantors’ Waivers.

a. Each Guarantor waives any rights (except as shall be required by applicable Law and cannot be waived) to require Trustee or any Holder to: (a) proceed against Issuer or any other Guarantor or any other party; (b) proceed against or exhaust any security held from Issuer or any other Guarantor or any other party; or (c) pursue any other remedy which Trustee or any Holder has or may have against Issuer or any Guarantor.

b. Each Guarantor waives any defense based on or arising from any defense of Issuer, any other guarantor of any of the Guaranteed Obligations or any other party other than payment in full of the Obligations of the Issuer under the Transaction Documents and any defense based on or arising from the insolvency or disability of Issuer, any other guarantor or any other person, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Issuer other than payment in full of the Guaranteed Obligations. Trustee or any Holder may, at its election, exercisable in its sole and exclusive discretion, exercise any other right or remedy Trustee or any Holder may have against Issuer, any Guarantor or any other guarantor of any of the Guaranteed Obligations, or any security, without affecting or impairing in any way the liability of any other Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising from any such election by Trustee or any Holder, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Issuer, any other guarantor of any of the Guaranteed Obligations or any other party or security.

c. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever, including, without limitation, notices of acceptance of this Guaranty, notices of dishonor, notices of nonperformance, notices of protests and notices of the creation, existence or incurrence of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of Issuer’s assets and financial conditions, and of all other circumstances bearing on the risk of nonpayment or nonperformance of the Guaranteed Obligations.

10. Setoff. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, Trustee or any Holder is authorized at any time or from time to time, without notice to any Guarantor or to any other person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or specific) and any other indebtedness at any time held or owing by Trustee or any Holder to or for the account or credit of any Guarantor, against and on account of the obligations of any Guarantor to Trustee or any Holder under this Guaranty, irrespective of whether or not Trustee or any Holder shall have made any demand for the same.

11. Subrogation. Each Guarantor shall be subrogated to all rights of the Trustee and Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of this Guarantee; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

12. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the guaranty and waivers made by it pursuant to this Guaranty are knowingly made in contemplation of such benefits.

13. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Trustee or any Holder by the Note Indenture, this Guaranty or any other Transaction Document or otherwise executed in connection with any of the Guaranteed Obligations is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent to any other right, power and remedy now or later existing at law or in equity or given under the Note Indenture, this Guaranty or any other Transaction Document.

14. Expense of Litigation. If any Guarantor fails to perform any of its obligations under this Guaranty, Trustee or any Holder shall be entitled to sue such Guarantor or any other Guarantor and to recover judgment against any Guarantor for the amount of such obligations so due and unpaid or unperformed, together with the costs and expenses, including without limitation, the reasonable compensation, expenses and disbursements of Trustee or such Holder’s agents, attorneys (including, expressly, costs of services of paralegals) and other representatives, either before, after or during the pendency of any proceeding for the enforcement of this

Guaranty. The right of Trustee or any Holder to recover such judgment shall not be affected the exercise of any other right, power or remedy for the enforcement of the terms of this Guaranty.

15. Notices. Any and all notices or other communications required or permitted pursuant to this Guaranty shall be in writing and shall be personally delivered by courier or telecopied to the addressee at the address referred to below, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee on the day upon which it was delivered or received by telecopy if delivered or received prior to the relevant time on such day (or on the next business day if received after the relevant time or if received on a day that is not a Business Day). For this purpose, the “relevant time” shall be 3:00 p.m. (local time). The addresses referred to above for the Guarantors are as follows:

Guarantors:	c/o Allied Nevada Gold Corp.
9790 Gateway Drive, Suite 200
Reno, Nevada 89521

Trustee:	Computershare Trust Company of Canada
100 University Avenue, 9th Floor, North Tower
Toronto, Ontario M5J 2Y1

Each party may change its address for service by written notice, given in the manner provided above, to the other parties and such change shall be effective upon the date the notice shall be deemed to be received.

16. Headings; Construction. The headings of the articles, sections, paragraphs and subdivisions of this Guaranty are for convenience of reference only, are not to be considered a part of this Guaranty, and shall not limit or expand or otherwise affect any of the terms. Wherever the context so requires, words used in the singular may be read in the plural, words used in the plural may be read in the singular, words importing the neuter shall include the masculine and feminine genders, words importing the feminine gender shall include the masculine and the neuter, and words importing the masculine gender shall include the feminine and the neuter.

17. Severability. In the event that any of the covenants, agreements, terms or provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained therein shall in no way be prejudiced or disturbed.

18. Modification. Any amendment, modification or waiver of this Guaranty shall be subject to the conditions set forth in Article 9 of the Note Indenture. Neither this Guaranty nor any of its terms may be changed, waived, discharged or terminated orally, nor by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement later made by any Guarantor and Trustee relating to this Guaranty shall be superior to the rights of the holder of any intervening lien or encumbrance. Whenever a power of attorney is conferred upon Trustee, it is understood and agreed that such power is conferred with full power of substitution and Trustee may elect in its sole discretion to exercise such power itself or to delegate all or any part of such power to one or more sub-agents.

19. Governing Law; Jurisdiction; Venue.

a. Governing Law. Each Guaranty shall be governed by the Law of the State of Nevada and the applicable Law of the United States.

b. Submission to Jurisdiction. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of Nevada sitting in Washoe County, Nevada, and by execution and delivery of this Guaranty, and each Guarantor consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each Guarantor irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Guaranty or other document related to this Guaranty. Each Guarantor waives personal service of any summons, complaint or other process, which may be made by any other means permitted by applicable Law. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

c. Non-Exclusive. Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of Trustee or any Holder to bring any action or proceeding against any Guarantor or another party or its property in the courts of other jurisdictions.

d. Waiver of Right to Trial by Jury. Each Guarantor expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under or in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Guaranty, or the transactions under this Guaranty, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each such party agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Guaranty may file an original, counterpart or a copy of this section with any court as written evidence of the consent of the signatories to the waiver of their right to trial by jury.

20. Attorneys’ Fees. Without limiting any other provision contained in this Guaranty, each Guarantor agrees, on a joint and several basis, to pay all costs of Trustee or any Holder incurred in connection with the enforcement of this Guaranty or the taking of this Guaranty, including, without limitation, all attorneys’ fees (including, expressly, costs of services of paralegals) whether or not suit is commenced, and including specifically fees incurred in connection with any appellate, bankruptcy, deficiency, or any other litigation proceedings, all of which sums shall be secured by this Guaranty. If a suit is commenced by the parties concerning enforcement of or the parties’ rights and obligations under this Guaranty, the Trustee or any Holder shall be entitled to recover fees and costs as described in this Section.

21. Legal Representatives, Successors and Assigns. Except as otherwise prohibited by the terms of this Guaranty, whenever one of the parties is named in this Guaranty, the successors and assigns of such party shall be included and all covenants, agreements, terms, provisions and conditions contained in this Guaranty, by or on behalf of such parties shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not. In the event a Guarantor is composed of more than one party, the obligations arising under this Guaranty are the joint and several obligations of each such party.

22. Release of Note Guarantees. A Guarantor shall be automatically and unconditionally released and discharged from this Guaranty, and no further action by such Guarantor, the Issuer or the Trustees shall be required for the release of such Guarantor’s guaranty hereunder, upon satisfaction of the conditions set forth in Section 10.01 of the Note Indenture.

23. Conflict With Note Indenture. In the event of any conflict between the terms of this Guaranty and the Note Indenture, the terms of the Note Indenture shall control.

Dated effective May 25, 2012.

Allied Nevada Gold Holdings LLC

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

Allied VGH Inc.

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

Allied VNC Inc.

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

Hycroft Resources & Development, Inc.

By	/s/ Stephen M. Jones

Name	Stephen M. Jones
Title	Treasurer

Victory Exploration Inc.

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

Victory Gold Inc.

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

ANG Central LLC

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

ANG Cortez LLC

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

ANG Eureka LLC

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

ANG North LLC

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

ANG Northeast LLC

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer

ANG Pony LLC

By	/s/ Stephen M. Jones
Name	Stephen M. Jones
Title	Treasurer